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                                                           EXHIBITS 5.1 AND 23.1

                       [Hughes & Luce, L.L.P. Letterhead]

                                  May 12, 2000

Mississippi Chemical Corporation
P.O. Box 388
Yazoo City, Mississippi 39194

                  Re: Registration Statement on Form S-8 for the Amended and Restated 1994 Stock Incentive Plan

Ladies and Gentlemen:

         We have acted as special counsel to Mississippi Chemical Corporation, a Mississippi corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable under the Mississippi Chemical Corporation Amended and Restated 1994 Stock Incentive Plan ( the "Plan"). The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission on or about May 12, 2000.

         In connection with this opinion, we have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as we have deemed necessary or advisable for the purposes of this opinion. We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete and that all documents submitted to us as copies are true and correct copies of the originals thereof. We have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, we are of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration actually received by the Company for the Shares exceeds the par value thereof.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ HUGHES & LUCE, L.L.P.